UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 18, 2025

THE INTERPUBLIC GROUP OF COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6686	13-1024020
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Third Avenue, New York, New York 10022

(Address of principal executive offices) (Zip Code)

(212) 704-1200

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	IPG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Interpublic Group of Companies, Inc. (the “Company” or “IPG”), held its special meeting of stockholders on March 18, 2025 to consider the matters relating to the proposed acquisition of the Company by Omnicom Group Inc. (“Omnicom”). At the meeting, stockholders present virtually or represented by proxy voted on the proposals described below. Set forth below are the voting results for these proposals.

There were 372,645,940 shares of the Company’s common stock entitled to vote at the special meeting as of the close of business on January 27, 2025 and a total of 327,014,933 shares (approximately 87.75% of the outstanding common stock) of the Company’s common stock were represented at the meeting in person or by proxy.

1)

To adopt the Agreement and Plan of Merger, dated as of December 8, 2024 (as it may be amended from time to time), by and among Omnicom, EXT Subsidiary Inc., a Delaware corporation and wholly owned subsidiary of Omnicom (“Merger Sub”), and the Company, providing for, among other things, the acquisition of the Company by Omnicom pursuant to a merger between Merger Sub and the Company, with each outstanding share of common stock of the Company being converted into the right to receive 0.344 shares of common stock of Omnicom, with cash paid in lieu of fractional shares, if applicable.

For	Against	Abstain	Broker Non-Votes
325,789,406	1,070,178	155,349	—

2)	To approve on a non-binding, advisory basis, certain compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger.

For	Against	Abstain	Broker Non-Votes
197,505,415	129,131,892	377,626	—

3)

To approve one or more adjournments of the special meeting to a later date or time, if necessary or appropriate, to permit the solicitation of additional votes or proxies if there are not sufficient votes to approve the proposal to adopt the merger agreement and the merger.

The adjournment proposal was rendered moot in light of the approval of Proposal 1.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This report includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and the United States Private Securities Litigation Reform Act of 1995, as amended. All statements, other than statements of historical fact, included in this report, including those that address activities, events or developments that IPG or Omnicom expects, believes or anticipates will or may occur in the future, are forward-looking statements. Forward-looking statements may be identified by words such as “anticipates,” “believes,” “continue,” “could,” “estimate,” “expects,” “intends,” “will,” “should,” “may,” “plan,” “potential,” “predict,” “project,” “would” or the negative thereof and similar expressions. No assurances can be given that the forward-looking statements contained in this report will occur as projected and actual results may differ materially from those included in this report. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those included in this report. These risks and uncertainties include, without limitation:

•

the risk that IPG or Omnicom may be unable to obtain governmental and regulatory approvals required for the merger (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the merger);

•

the risk that the expiration of the HSR waiting period in connection with the previously announced Request for Additional Information and Documentary Material from the U.S. Federal Trade Commission may not occur as anticipated, affecting the timing of the merger;

•	the risk that an event, change or other circumstance could result in the termination of the merger;

•	the risk that a condition to closing of the merger may not be satisfied;

•	the risk of delays in completing the merger; and

•	other risks inherent in IPG’s and Omnicom’s businesses.

All of the forward-looking statements IPG makes in or in connection with this current report on Form 8-K are qualified by the information contained or incorporated by reference in the Joint Proxy Statement/Prospectus. For additional information, see the sections entitled “Risk Factors” and “Where You Can Find More Information” beginning on pages 32 and 197, respectively, of the Joint Proxy Statement/Prospectus.

Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Except to the extent required by applicable law, IPG does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

Date: March 18, 2025	By:	/s/ Andrew Bonzani
	Name:	Andrew Bonzani
	Title:	Executive Vice President and General Counsel